EXHIBIT 77Q1(e)


                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of March 27, 1992, between PORTICO FUNDS, INC., a Wisconsin corporation (herein called "Portico Funds"), and FIRST WISCONSIN ASSET MANAGEMENT ("Investment Adviser"), a subsidiary of Firstar Corporation.

     WHEREAS, Portico Funds is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, Portico Funds desires to retain the Investment Adviser to furnish investment advisory and other services to Portico Funds for its Balanced Fund portfolio (the "Fund"), and the Investment Adviser is willing to so furnish such services;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   Appointment.

(a) Portico Funds hereby appoints the Investment Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

(b) In the event that Portico Funds establishes one or more portfolios other than the Fund with respect to which it desires to retain the Investment
     Adviser to act as investment adviser hereunder, it shall notify the Investment Adviser in writing. If the Investment Adviser is willing to render such services under this Agreement it shall notify Portico Funds in writing whereupon such additional portfolio shall become subject to the provisions of this Agreement to the same extent as the Fund named above in the recitals except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Investment Adviser) are modified with respect to such portfolio in writing by Portico Funds and the Investment Adviser at the time.

2. Delivery of Documents. Portico Funds has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

(a) Portico Funds' Articles of Incorporation, as filed with the State Secretary of the State of Wisconsin on February 15, 1988, and all amendments thereto (such Articles of Incorporation, as presently in effect and as the same shall from time to time be amended are herein called the "Articles of Incorporation");

(b)  Portico Funds' By-laws and amendments thereto;

(c)  Resolutions   of  Portico  Funds'  Board  of  Directors   authorizing   the
     appointment of the Investment Adviser and approving this Agreement;

(d) Portico Funds' Registration Statement, as amended, on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-18255), and under the 1940 Act; and

(e) The most recent prospectus of Portico Funds relating to the Fund (such prospectus together with the related statement of additional information, as presently in effect and all amendments and supplements thereto, herein called the "Prospectus").

     Portico Funds will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

     3. Services. Subject to the supervision of Portico Funds' Board of Directors, the Investment Adviser will be responsible for the management of, and will provide a continuous investment program for, the Fund including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Investment Adviser will provide the services rendered by it under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in its Prospectus and resolutions of Portico Funds' Board of Directors. Without limiting the generality of the foregoing, the Investment Adviser is hereby specifically authorized to invest and reinvest the assets of the Fund, in its discretion as investment adviser, agent and fiduciary for the Fund, in (i) variable amount demand notes of corporate borrowers held by the Investment Adviser for the investment of monies held by the Investment Adviser in its capacity as fiduciary, agent and custodian and (ii) securities of other investment companies whether or not the same are advised or managed by the Investment Adviser or another affiliated person of Portico Funds. Unless the Board of Directors of Portico Funds directs otherwise in a particular instance or generally, the Investment Adviser is hereby further authorized, on behalf of Portico Funds, to vote, give and withhold consents with respect to, and take all other similar actions relating to the securities and other investments owned by the Fund. In addition, the Investment Adviser agrees that it will:

(a)  Establish and monitor investment criteria and policies for the Fund;

(b)  Update the Fund's cash availability throughout the day as required;

(c)  Maintain historical tax lots for each portfolio security held by the Fund;

(d)  Transmit trades to Portico Funds' custodian for proper settlement;

(e) Maintain all books and records with respect to the Fund's securities transactions;

(f) Supply Portico Funds and its Board of Directors with reports, statistical data and economic information as requested; and

(g) Prepare a quarterly broker security transaction summary and monthly security transaction listing for the Fund.

4.   Other Covenants. The Investment Adviser agrees that it:

(a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

(b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Investment Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Investment Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Investment Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Investment Adviser or an affiliate of the Investment Adviser exercises investment discretion. The Investment Adviser is authorized, subject to the prior approval of Portico Funds' Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - viewed in terms of that particular transaction or in terms of the overall responsibilities of the Investment Adviser to the Fund. In addition, the Investment Adviser is authorized to take into account the sale of shares of Portico Funds in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Investment Adviser or Portico Funds' principal underwriter), provided that the Investment Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Investment Adviser, Portico Funds' principal underwriter, or any affiliated person of either Portico Funds, the Investment Adviser, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission; and

(d) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of it and its affiliates. When the Investment Adviser makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the commercial department maintained by it or one of its affiliates. In dealing with commercial customers, the commercial departments of the Investment
     Adviser and its affiliates will not inquire or take into consideration whether securities of those customers are held by the Fund.

5. Services Not Exclusive. The services furnished by the Investment Adviser hereunder are deemed not to be exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Investment Adviser to be suitable for two or more accounts managed by the Investment Adviser, the available securities or investments may be allocated in a manner believed by the Investment Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund are the property of Portico Funds and further agrees to surrender promptly to Portico Funds any of such records upon Portico Funds' request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

7. Expenses. During the tenor of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Fund. In addition, if the aggregate expenses borne by the Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which its shares are registered or qualified for sale to the public, the Investment Adviser shall reimburse the Fund for any such excess to the extent that said securities regulations so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

8. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Portico Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor: (a) 4/loths of the gross income earned by the Fund on each loan of its securities (excluding capital gains and losses, if any), plus (b) a fee, computed daily and payable monthly, at the annual rate of .75% of the average daily net assets of the Fund.

9. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by Portico Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

10. Duration and Termination. This Agreement shall become effective as of the date hereof with respect to the Fund listed in Section 1(a) hereof, and with respect to any additional portfolio, on the date of receipt by Portico Funds of notice from the Investment Adviser in accordance with Section 1(b) hereof that the Investment Adviser is willing to serve as investment adviser with respect to such portfolio, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved by the shareholders of the Fund (or any portfolio added pursuant to Section 1(b) hereof) in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, shall continue in effect with respect to the Fund (or any portfolio added pursuant to Section 1(b) hereof) until February 28, 1993. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular portfolio for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of Portico Funds' Board of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by Portico Funds' Board of Directors or by vote of a majority of the outstanding voting securities of such portfolio. Notwithstanding the foregoing, this Agreement may be terminated as to a particular portfolio at any time, without the payment of any penalty, by Portico Funds (by vote of Portico Funds' Board of Directors or by vote of a majority of the outstanding voting securities of such portfolio), or by the Investment Adviser on sixty days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to the Fund (or any other portfolio subject to this Agreement) until approved by vote of a majority of the outstanding voting securities of the Fund (or such portfolio).

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Wisconsin law.


                                                 [Signatures Omitted]


               ADDENDUM NO. 9 TO THE INVESTMENT ADVISORY AGREEMENT

     This Addendum, dated as of the 27th day of November, 2000, is entered into between FIRSTAR FUNDS, INC. (the "Company"), a Wisconsin corporation, and
Firstar Investment Research and Management Company, LLC (the "Investment Adviser").

     WHEREAS, the Company and the Investment Adviser have entered into an Investment Advisory Agreement dated as of March 27, 1992 (the "Advisory Agreement"), pursuant to which the Company appointed the Investment Adviser to act as investment adviser to the Company for its Balanced Fund;

     WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Company establishes one or more additional investment portfolios with respect to which it desires to retain the Investment Adviser to act as the investment adviser under the Advisory Agreement, the Company shall so notify the Investment Adviser in writing, and if the Investment Adviser is willing to render such services it shall notify the Company in writing, and the compensation to be paid to the Investment Adviser shall be that which is agreed to in writing by the Company and the Investment Adviser; and

     WHEREAS, pursuant to Section 1(b) of the Advisory Agreement, the Company has notified the Investment Adviser that it has established the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund. Small Cap Index Fund and Global Equity Fund and that it desires to retain the Investment Adviser to act as the investment adviser therefor, and the Investment Adviser has notified the Company that it is willing to serve as investment adviser for the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, RE1T Fund, Small Cap Index Fund and Global Equity Fund (the "Funds");

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment. The Company hereby appoints the Investment Adviser to act as investment adviser to the Company for the Funds for the period and the terms set forth herein and in the Advisory Agreement. The Investment Adviser hereby accepts such appointment and agrees to render the services set forth herein and in the Advisory Agreement, for the compensation herein provided.

     2. Compensation. For the services provided and the expenses assumed with respect to the Funds pursuant to the Advisory Agreement and this Addendum, the Company will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor (a) 4/10 of the gross income earned by each Fund on the loan of its securities (excluding capital gains and losses if any), plus
(b) a fee, computed daily and paid monthly, at the annual rate of 0.55% of the average daily net assets of the Ohio Tax-Exempt Money Market Fund, 0.50% of the average daily net assets of the Aggregate Bond Fund, 0.55% of the average daily net assets of the National Municipal Bond Fund, 0.45% of the average daily net assets of the Missouri Tax-Exempt Bond Fund, 0.60% of the average daily net assets of the U.S. Government Income Fund, 0.95% of the average daily net assets of the Strategic Income Fund, 0.75% of the average daily net assets of the Equity Income Fund, 0.75% of the average daily net assets of the Relative Value Fund, 0.95% of the average daily net assets of the Large Cap Growth Fund, 1.05% of the average daily net assets of the Science & Technology Fund, 0.75% of the average daily net assets of the REIT Fund, 0.40% of the average daily net assets of the Small Cap Index Fund and 0.75% of the average daily net assets of the Global Equity Fund.

     3. Miscellaneous. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                                       [Signatures Omitted]